Exhibit 99.1

Textura Announces 33% Revenue Growth in Fourth Quarter 2015

Q4 2015 Results
•Revenue of $23.7 million, up 33% y/y
•Billings (including contractual backlog) of $26.5 million, up 34% y/y
•Adjusted EBITDA profit of $3.9 million
•Adjusted Basic and Diluted EPS of $0.09
•Cash generated from operations of $6.1 million

Fiscal Year 2015 Results

•	Revenue of $86.7 million, up 38% y/y

•	Billings (including contractual backlog) of $99.0 million, up 36% y/y
•Adjusted EBITDA profit of $10.2 million
•Adjusted Basic EPS of $0.21; Adjusted Diluted EPS of $0.20
•Cash generated from operations of $20.3 million

Chicago, IL, February 24, 2016 / PRNewswire / -- Textura Corporation (NYSE: TXTR), a leading provider of collaboration solutions for the construction industry, today announced financial results for the quarter and year ended December 31, 2015.

“The fourth quarter capped a solid year for Textura as we made progress towards our strategic goals. With growing demand for our solutions, evidenced by the addition of several large general contractors in the U.S., we are extending our leading position and market share,” said Dave Habiger, interim CEO. “Our proven model of strong revenue growth, Adjusted EBITDA and cash generation further strengthened our ability to continue to invest in our solution roadmap and return value to our shareholders.”

Q4 2015 Results

•
Revenue: Revenue was $23.7 million, a year-over-year increase of 33%. Activity-driven revenue increased 37% to $19.5 million and organization-driven revenue increased 17% to $4.3 million. Billings and contractual backlog, otherwise known as bookings, totaled $26.5 million in the fourth quarter, an increase of 34% year over year.

•	Gross Margin: Adjusted gross margin improved to 84.3% and GAAP gross margin was 82.8% for the quarter, compared with 82.4% and 79.8%, respectively, in the quarter ended December 31, 2014.

•
Adjusted EBITDA and Net Loss: Adjusted EBITDA improved to $3.9 million from $0.4 million in the quarter ended December 31, 2014. GAAP net loss was ($8.2) million, compared with a loss of ($3.9) million in the prior-year period. Adjusted Basic and Diluted EPS was $0.09, compared with an Adjusted Basic and Diluted net loss per share of ($0.02) in the quarter ended December 31, 2014. GAAP basic and diluted net loss per share was ($0.31) compared with a net loss per share of ($0.15) in the prior-year period.

•
Operating Metrics: Total active construction projects during the quarter increased 23% year over year to 10,358, representing approximately $202 billion in construction value. New projects added totaled 2,175, representing $24.5 billion in construction value, a 46% increase from the prior-year period. The increase was driven largely by CPM general contractor implementations as well as overall growth in the construction industry. Total number of organizations utilizing Textura's organization-driven solutions increased 20% to 20,884.

•	Liquidity: Cash generated from operations during the quarter was $6.1 million, and free cash flow was $3.9 million for the quarter.

Fiscal Year 2015 Results

•
Revenue: Revenue was $86.7 million, a year-over-year increase of 38%. Activity-driven revenue increased 42% to $70.0 million and organization-driven revenue increased 23% to $16.7 million. Billings and contractual backlog, otherwise known as bookings, totaled $99.0 million for the year, an increase of 36%.

•	Gross Margin: Adjusted gross margin improved to 83.7% and GAAP gross margin was 82.4% for the year, compared with 81.5% and 79.6%, respectively, in the year ended December 31, 2014.

•
Adjusted EBITDA and Net Loss: Adjusted EBITDA improved to $10.2 million from a loss of ($6.1) million in the year ended December 31, 2014. GAAP net loss was ($16.6) million, compared to a loss of ($24.9) million in the prior year. Adjusted Basic EPS was $0.21, compared with an Adjusted Basic net loss per share of ($0.37) in the year ended December 31, 2014. Adjusted Diluted EPS was $0.20 for the year ended December 31, 2015. GAAP basic and diluted net loss per share was ($0.64) compared with a net loss per share of ($0.99) in the prior year.

•
Operating Metrics: Total active construction projects during the year increased 21% year over year to 15,152, representing approximately $256 billion in construction value. New projects added totaled 8,451, representing $100 billion in construction value, which increased 39% from the prior year. Total number of organizations utilizing Textura's organization-driven solutions increased 27% to 24,669.

•
Liquidity: As of December 31, 2015, total cash and cash equivalents was $78.7 million. Cash generated from operations during the year was $20.3 million, and free cash flow was $7.0 million for the year.

•	Deferred Revenue: As of December 31, 2015, deferred revenue was $43.8 million, up 23% from $35.6 million as of December 31, 2014.

Outlook

For the quarter ending March 31, 2016

•	Revenue in the range of $23.7 to $24.7 million

•	Year-over-year revenue growth in the range of 23 - 29%

•
Adjusted Basic and Diluted EPS in the range of $0.07 - $0.11, excluding stock-based compensation expenses of $3.2 million and amortization of acquired intangible assets of $0.8 million, and assuming approximately 26.2 million and 27.2 million weighted-average common shares outstanding, respectively, for the Adjusted Basic and Diluted EPS calculations

•	GAAP basic and diluted net loss per share in the range of ($0.08) - ($0.04), assuming approximately 26.2 million weighted-average common shares outstanding

For the full year ending December 31, 2016

•	Revenue in the range of $106.0 to $111.0 million

•	Year-over-year revenue growth in the range of 22 - 28%

•
Adjusted Basic EPS in the range of $0.35 - $0.50, excluding stock-based compensation expenses of $10.6 million and amortization of acquired intangible assets of $2.7 million, and assuming approximately 26.6 million weighted-average common shares outstanding

•
Adjusted Diluted EPS in the range of $0.33 - $0.48, excluding stock-based compensation expenses of $10.6 million and amortization of acquired intangible assets of $2.7 million, and assuming approximately 27.8 million weighted-average shares outstanding

•	GAAP basic and diluted net loss per share in the range of ($0.15) - $0.00, assuming approximately 26.6 million weighted-average common shares outstanding

•	Cash flow from operations in the range of $25 - $30 million

Conference Call and Webcast Information
Textura plans to host a conference call today at 4:00 p.m. Central Time / 5:00 p.m. Eastern Time to review its financial results for the quarter and year ended December 31, 2015, and to discuss its financial outlook. Interested parties are invited to listen to the conference call by dialing 1-877-407-9039, or for international callers, 1-201-689-8470. Replays of the entire call will be available through March 3, 2016, at 1-877-870-5176, or for international callers, 1-858-384-5517, conference ID #13629008. A webcast of the conference call will also be available on the Investor Relations page of Textura's website at investors.texturacorp.com.

2016 Annual Meeting and Record Dates

Textura will hold its 2016 Annual Meeting of Stockholders on Monday, May 2, 2016 at 8:30 a.m. Central Time at its executive offices located at 1405 Lake Cook Road, Deerfield, IL 60015. The record date for voting eligibility at the Annual Meeting is March 10, 2016.

About Textura

Textura is a leading provider of collaboration and productivity tools for the construction industry. Our solutions serve construction industry professionals across the project lifecycle - from takeoff, estimating, design, pre-qualification and bid management to submittals, field management, performance management and payment. With award winning technology, world-class customer support and consistent growth, Textura is leading the construction industry's technology transformation.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Textura's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted Operating Expenses, Adjusted Gross Margin, Free Cash Flow and Bookings Definitions.”
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted Operating Expenses, Adjusted Gross Margin, Free Cash Flow and Bookings Definitions
Adjusted EBITDA represents loss before interest, taxes, depreciation and amortization, share-based compensation expense, asset impairment expense, severance expense, and acquisition-related and other expenses. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States (''GAAP''), and is a performance measure used by management in conjunction with traditional GAAP operating performance measures as part of the overall assessment of our performance including:

•	for planning purposes, including the preparation of the annual budget; and

•	to evaluate the effectiveness of business strategies.

We believe the use of Adjusted EBITDA as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations. For our internal analysis, Adjusted EBITDA removes fluctuations caused by changes in our capital structure (interest expense), non-cash items such as depreciation, amortization and share-based compensation, and infrequent charges.
These excluded amounts in any given period may not directly correlate to the underlying performance of the business or may fluctuate significantly from period to period due to acquisitions, fully amortized tangible or intangible assets, or the timing and pricing of new share-based awards. We also believe Adjusted EBITDA is useful to investors and securities analysts in evaluating our operating performance as it provides them an additional tool to compare business performance across companies and periods.

Adjusted EBITDA is not a measurement under GAAP and should not be considered an alternative to net loss or as an alternative to cash flow from operating activities. The Adjusted EBITDA measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue. We believe the use of Adjusted EBITDA Margin as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted EBITDA Margin is not a measurement under GAAP and should not be considered an alternative to operating margin. The Adjusted EBITDA Margin measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted Basic EPS is calculated as Adjusted Net Loss divided by the number of basic weighted-average common shares outstanding during the period. Adjusted Diluted EPS is calculated as Adjusted Net Loss divided by the number of diluted weighted-average common shares outstanding during the period. Adjusted Net Loss is comprised of Textura's net loss adjusted for share-based compensation expense, amortization expense, asset impairment expense, severance expense, and acquisition-related and other expenses recognized during the period. We believe the use of Adjusted Basic and Diluted EPS as additional operating performance metrics provide greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted Basic and Diluted EPS are not measurements under GAAP and should not be considered alternatives to net loss per share. The Adjusted Basic and Diluted EPS measurements have limitations as analytical tools and the methods of calculation may vary from company to company.
Adjusted Operating Expenses is calculated as total operating expenses, adjusted for share-based compensation expense, amortization expense, asset impairment expense, severance expense, and acquisition-related and other expenses recognized during the period. We believe the use of Adjusted Operating Expenses as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted Operating Expenses is not a measurement under GAAP and should not be considered an alternative to operating expenses. The Adjusted Operating Expenses measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted Gross Margin is calculated as gross margin, adjusted for share-based compensation expense and acquisition-related and other expenses recognized during the period. We believe the use of Adjusted Gross Margin as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted Gross Margin is not a measurement under GAAP and should not be considered an alternative to gross margin. The Adjusted Gross Margin measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Free Cash Flow is calculated as net cash provided by operating activities, less purchases of property and equipment, as reflected on the Consolidated Statements of Cash Flow. Free Cash Flow is not a measurement under GAAP and should not be considered an alternative to cash flow from operating activities. The Free Cash Flow measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Bookings is calculated as billings, defined as change in deferred revenue plus revenue recognized in the period, plus contractual backlog. Bookings is not a measurement under GAAP and should not be considered an alternative to revenue. The Bookings measurement has limitations as an analytical tool and the method of calculation may vary from company to company.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding Textura's future financial performance, market growth, total addressable market, demand for Textura's solutions, and general business conditions and outlook. Any forward-looking statements contained in this press release are based upon Textura's historical performance and its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on information available to Textura as of the date of this press release, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, trends in the global and domestic economy and the commercial construction industry; our ability to effectively manage our growth; our ability to develop the market for our solutions; competition with our business; abnormal severe winter weather conditions; our dependence on a limited number of client relationships for a significant portion of our revenues; our dependence on a single software solution for a substantial portion of our revenues; the length of the selling cycle to secure new enterprise relationships for our CPM solution, which requires significant investment of resources; our ability to cross-sell our solutions; the continued growth of the market for on-demand software solutions; our ability to develop and bring to market new solutions in a timely manner; our success in expanding our international business and entering new industries; and the availability of suitable acquisitions or partners and our ability to achieve expected benefits from such acquisitions or partnerships. Forward-looking statements speak only as of the date of this press release and we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Further information on potential factors that could affect actual results is included under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 6, 2015, our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which we expect to file on or about March 4, 2016, and our other reports filed with the SEC.

Investor Contact:	Media Contact:
Annie Leschin	Matt Scroggins
Textura Corporation, Investor Relations	matt.scroggins@texturacorp.com
annie@streetsmartir.com	224-254-6652
415-775-1788
or
ir@texturacorp.com
847-457-6553

Textura Corporation
Consolidated Balance Sheets (unaudited)
(in thousands, except per share amounts)

	December 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$78,669	$66,758
Accounts receivable, net of allowance of $193 and $254 at December 31, 2015 and 2014, respectively	6,425	8,274
Prepaid expenses and other current assets	1,225	1,163
Total current assets	86,319	76,195
Property and equipment, net	34,214	26,103
Restricted cash	2,839	1,780
Goodwill	52,848	52,848
Intangible assets, net	7,965	12,132
Other assets	157	226
Total assets	$184,342	$169,284

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,701	$1,699
Accrued expenses	11,378	9,874
Deferred revenue, short-term	40,089	31,923
Leases payable, short-term	—	412
Total current liabilities	54,168	43,908
Deferred revenue, long-term	3,724	3,660
Other long-term liabilities	2,040	1,028
Total liabilities	59,932	48,596
Stockholders’ equity
Common stock, $.001 par value; 90,000 shares authorized; 26,861 and 26,247 shares issued and 26,190 and 25,588 shares outstanding at December 31, 2015 and 2014, respectively	26	26
Additional paid in capital	361,370	340,344
Treasury stock, at cost; 671 and 659 shares at December 31, 2015 and 2014, respectively	(10,309)	(9,923)
Accumulated other comprehensive loss	(662)	(340)
Accumulated deficit	(226,015)	(209,419)
Total Textura Corporation stockholders’ equity	124,410	120,688
Total liabilities and stockholders’ equity	$184,342	$169,284

Textura Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues	$23,732	$17,862	$86,729	$62,968
Operating expenses
Cost of services (exclusive of depreciation and amortization shown separately below)	4,079	3,606	15,254	12,851
General and administrative	13,848	6,489	36,661	25,249
Sales and marketing	5,204	5,143	21,013	20,518
Technology and development	5,326	4,490	20,404	21,031
Depreciation and amortization	2,361	1,903	8,628	7,741
Asset impairment	1,070	—	1,070	—
Total operating expenses	31,888	21,631	103,030	87,390
Loss from operations	(8,156)	(3,769)	(16,301)	(24,422)
Other income (expense), net
Interest income and other expense, net	13	19	43	70
Interest expense	(8)	(27)	(31)	(133)
Total other income (expense), net	5	(8)	12	(63)
Loss before income taxes	(8,151)	(3,777)	(16,289)	(24,485)
Income tax provision	63	130	307	370
Net loss	$(8,214)	$(3,907)	$(16,596)	$(24,855)
Less: Net loss attributable to non-controlling interest	—	—	—	(169)
Net loss attributable to Textura Corporation	(8,214)	(3,907)	(16,596)	(24,686)
Accretion of redeemable non‑controlling interest	—	—	—	199
Net loss attributable to Textura Corporation common stockholders	$(8,214)	$(3,907)	$(16,596)	$(24,885)
Net loss per share attributable to Textura Corporation common stockholders, basic and diluted	$(0.31)	$(0.15)	$(0.64)	$(0.99)
Weighted-average number of common shares outstanding, basic and diluted	26,095	25,487	25,860	25,184

Textura Corporation
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net loss	$(8,214)	$(3,907)	$(16,596)	$(24,855)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,361	1,903	8,628	7,741
Asset impairment charge	1,070	—	1,070	—
Deferred income taxes	80	80	320	320
Non-cash interest income	—	—	—	(1)
Share‑based compensation	6,326	1,971	14,108	8,375
Changes in operating assets and liabilities:
Accounts receivable	3,546	(1,082)	1,807	(2,680)
Prepaid expenses and other assets	(361)	563	(223)	808
Deferred revenue, including long-term portion	(1,291)	1,946	8,246	9,762
Accounts payable	456	58	812	418
Accrued expenses and other	2,154	163	2,134	1,937
Net cash provided by operating activities	6,127	1,695	20,306	1,825
Cash flows from investing activities
Increase in restricted cash and escrow funds	(466)	—	(1,060)	(1,250)
Purchases of property and equipment, including software development costs	(2,222)	(2,339)	(13,301)	(8,133)
Net cash used in investing activities	(2,688)	(2,339)	(14,361)	(9,383)
Cash flows from financing activities
Principal payments on loan payable	—	(141)	—	(246)
Payments on capital leases	—	(217)	(412)	(825)
Proceeds from exercise of options and warrants	2,455	1,922	6,919	4,135
Buyout of non-controlling interest	—	—	—	(1,563)
Net repurchase of common shares	(326)	(24)	(386)	(4,092)
Net cash provided by (used in) financing activities	2,129	1,540	6,121	(2,591)
Effect of changes in foreign exchange rates on cash and cash equivalents	(66)	(173)	(155)	(223)
Net increase (decrease) in cash and cash equivalents	5,502	723	11,911	(10,372)
Cash and cash equivalents
Beginning of period	73,167	66,035	$66,758	$77,130
End of period	$78,669	$66,758	$78,669	$66,758

Textura Corporation
Operating Metrics (unaudited)
(dollars in thousands and where otherwise indicated)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Activity‑driven revenue	$19,472	$14,233	$70,022	$49,393
Organization‑driven revenue	4,260	3,629	16,707	13,575
Total revenue	$23,732	$17,862	$86,729	$62,968
Activity‑driven revenue:
Number of projects added	2,175	1,625	8,451	6,858
Client‑reported construction value added (billions)	$24.5	$16.8	$100.0	$72.2
Active projects during period	10,358	8,450	15,152	12,521
Organization‑driven revenue:
Number of organizations	20,884	17,476	24,669	19,456

The following tables provide our calculations to arrive at Bookings:

	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2015
	(in thousands)
Deferred revenue, beginning of period	$45,102	$35,583
Deferred revenue, end of period	43,813	43,813
Net change	(1,289)	8,230
Revenue recognized during the period	23,732	86,729
Billings	22,443	94,959
Contractual backlog, end of period	4,043	4,043
Bookings	$26,486	$99,002

	Three Months Ended December 31, 2014	Twelve Months Ended December 31, 2014
	(in thousands)
Deferred revenue, beginning of period	$33,647	$25,831
Deferred revenue, end of period	35,583	35,583
Net change	1,936	9,752
Revenue recognized during the period	17,862	62,968
Billings	19,798	72,720
Contractual backlog, end of period	—	—
Bookings	$19,798	$72,720

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP measure, net loss:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Net loss	$(8,214)	$(3,907)	$(16,596)	$(24,855)
Total other (income) expense, net	(5)	8	(12)	63
Income tax provision	63	130	307	370
Depreciation and amortization	2,361	1,903	8,628	7,741
EBITDA	(5,795)	(1,866)	(7,673)	(16,681)
Share‑based compensation	6,326	1,971	14,108	8,375
Asset impairment charge	1,070	—	1,070	—
Severance expense	1,771	—	1,771	1,488
Acquisition‑related and other expenses*	503	320	909	764
Adjusted EBITDA	$3,875	$425	$10,185	$(6,054)
* In the three months ended December 31, 2015, acquisition-related and other expenses represented certain strategic, CEO transition and tax-related costs as well as a lease exit cost. In the twelve months ended December 31, 2015, acquisition-related and other expenses also included certain legal costs related to the previously disclosed CEO transition and securities litigation. In 2014, acquisition-related and other expenses represented acquisition, strategic transaction and certain tax-related costs.

The following table reconciles Adjusted EBITDA Margin to the most directly comparable GAAP measure, operating margin:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(dollars in thousands)
Revenue	$23,732	$17,862	$86,729	$62,968
Operating expenses	31,888	21,631	103,030	87,390
Operating loss	$(8,156)	$(3,769)	$(16,301)	$(24,422)
Operating margin	(34)%	(21)%	(19)%	(39)%
Adjustments, as a % of revenue:
Depreciation and amortization	10%	11%	10%	12%
Share-based compensation	27%	11%	17%	14%
Asset impairment charge	4%	—%	1%	—%
Severance expense	7%	—%	2%	2%
Acquisition‑related and other expenses*	2%	1%	1%	1%
Adjusted EBITDA Margin	16%	2%	12%	(10)%
* In the three months ended December 31, 2015, acquisition-related and other expenses represented certain strategic, CEO transition and tax-related costs as well as a lease exit cost. In the twelve months ended December 31, 2015, acquisition-related and other expenses also included certain legal costs related to the previously disclosed CEO transition and securities litigation. In 2014, acquisition-related and other expenses represented acquisition, strategic transaction and certain tax-related costs.

The following table reconciles Adjusted EPS to the most directly comparable GAAP measure, net loss per share:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(in thousands, except per share amounts)
Net loss attributable to Textura Corporation common shareholders	$(8,214)	$(3,907)	$(16,596)	$(24,885)
Accretion of redeemable non-controlling interest	—	—	—	199
Net loss attributable to non-controlling interest	—	—	—	(169)
Net loss	$(8,214)	$(3,907)	$(16,596)	$(24,855)

Share-based compensation	6,326	1,971	14,108	8,375
Amortization of intangible assets	1,007	1,131	4,166	4,977
Asset impairment charge	1,070	—	1,070	—
Severance expense	1,771	—	1,771	1,488
Acquisition-related and other expenses (1)	503	320	909	764
Adjusted net income (loss)	$2,463	$(485)	$5,428	$(9,251)

Weighted-average number of common shares outstanding - basic and diluted	26,095	25,487	25,860	25,184
Dilutive equity awards (2)	1,542	—	1,708	—
Adjusted weighted-average number of common shares outstanding - diluted	27,637	25,487	27,568	25,184

Net loss per share	$(0.31)	$(0.15)	$(0.64)	$(0.99)

Adjusted Basic EPS (3)	$0.09	$(0.02)	$0.21	$(0.37)
Adjusted Diluted EPS (3)	$0.09	$(0.02)	$0.20	$(0.37)
1) In the three months ended December 31, 2015, acquisition-related and other expenses represented certain strategic, CEO transition and tax-related costs as well as a lease exit cost. In the twelve months ended December 31, 2015, acquisition-related and other expenses also included certain legal costs related to the previously disclosed CEO transition and securities litigation. In 2014, acquisition-related and other expenses represented acquisition, strategic transaction and certain tax-related costs.
2) In the three and twelve months ended December 31, 2015, dilutive equity awards totaled 1.5 million and 1.7 million shares, respectively. Dilutive equity awards represent potential common stock instruments such as stock options, unvested restricted stock units and warrants. Potential common stock instruments were excluded for the 2014 periods, as their effect would have been anti-dilutive.
3) Adjusted Basic EPS is calculated using adjusted net income (loss) divided by the GAAP weighted-average number of common shares outstanding - basic and diluted. For the 2015 periods, Adjusted Diluted EPS was calculated using adjusted net income divided by the adjusted weighted-average number of common shares outstanding - diluted. For the 2014 periods, given the loss positions, Adjusted Diluted EPS equals Adjusted Basic EPS.

The following tables reconcile Adjusted Operating Expenses to the most directly comparable GAAP measure, operating expenses:

	Three Months Ended December 31, 2015
	GAAP Operating Expenses	Share-Based Compensation and Amortization of Intangible Assets	Asset Impairment Charge	Severance Expense	Acquisition-related and Other Expenses*	Adjusted Operating Expenses
	(in thousands)
Cost of services	$4,079	$301	$—	$—	$48	$3,730
General and administrative	13,848	5,569	—	1,771	455	6,053
Sales and marketing	5,204	265	—	—	—	4,939
Technology and development	5,326	191	—	—	—	5,135
Depreciation and amortization	2,361	1,007	—		—	1,354
Asset impairment	1,070	—	1,070	—		—
Total	$31,888	$7,333	$1,070	$1,771	$503	$21,211
* In the three months ended December 31, 2015, acquisition-related and other expenses represented certain strategic, CEO transition and tax-related costs as well as a lease exit cost.

	Twelve Months Ended December 31, 2015
	GAAP Operating Expenses	Share-Based Compensation and Amortization of Intangible Assets	Asset Impairment Charge	Severance Expense	Acquisition-related and Other Expenses*	Adjusted Operating Expenses
	(in thousands)
Cost of services	$15,254	$946	$—	$—	$184	$14,124
General and administrative	36,661	11,308	—	1,771	725	22,857
Sales and marketing	21,013	1,035	—	—	—	19,978
Technology and development	20,404	819	—	—	—	19,585
Depreciation and amortization	8,628	4,166	—		—	4,462
Asset impairment	1,070	—	1,070	—		—
Total	$103,030	$18,274	$1,070	$1,771	$909	$81,006
* In the twelve months ended December 31, 2015, acquisition-related and other expenses also included certain legal costs related to the previously disclosed CEO transition and securities litigation.

	Three Months Ended December 31, 2014
	GAAP Operating Expenses	Share Based Compensation and Amortization of Intangible Assets	Acquisition-related and Other Expenses*	Adjusted Operating Expenses
	(in thousands)
Cost of services	$3,606	$196	$275	$3,135
General and administrative	6,489	1,328	45	5,116
Sales and marketing	5,143	279	—	4,864
Technology and development	4,490	168	—	4,322
Depreciation and amortization	1,903	1,131	—	772
Total	$21,631	$3,102	$320	$18,209
* In the three months ended December 31, 2014, acquisition-related and other expenses represented strategic transaction and certain tax-related costs.

	Twelve Months Ended December 31, 2014
	GAAP Operating Expenses	Share Based Compensation and Amortization of Intangible Assets	Acquisition-related and Other Expenses*	Adjusted Operating Expenses
	(in thousands)
Cost of services	$12,851	$594	$619	$11,638
General and administrative	25,249	4,617	239	20,393
Sales and marketing	20,518	1,501	592	18,425
Technology and development	21,031	1,663	802	18,566
Depreciation and amortization	7,741	4,977	—	2,764
Total	$87,390	$13,352	$2,252	$71,786
* In the twelve months ended December 31, 2014, acquisition-related and other expenses represented acquisition, strategic transaction and certain tax-related costs.

The following table reconciles Adjusted Gross Margin to the most directly comparable GAAP measure, gross margin:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(dollars in thousands)
Revenue	$23,732	$17,862	$86,729	$62,968
Cost of services	4,079	3,606	15,254	12,851
Gross profit	$19,653	$14,256	$71,475	$50,117
Gross margin	82.8%	79.8%	82.4%	79.6%
Adjustments:
Share-based compensation as a % of revenue	1.3%	1.1%	1.1%	0.9%
Acquisition-related and other expenses as a % of revenue*	0.2%	1.5%	0.2%	1.0%
Adjusted Gross Margin	84.3%	82.4%	83.7%	81.5%
* Acquisition-related and other expenses represented certain tax-related costs.

The follow table reconciles Free Cash Flow to the most directly comparable GAAP measure, net cash from operating activities:

	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2015
	(in thousands)
Net cash provided by operating activities	$6,127	$20,306
Purchases of property and equipment, including software development costs	(2,222)	(13,301)
Free Cash Flow	$3,905	$7,005

The following tables reconcile Basic and Diluted Adjusted EPS guidance to the most directly comparable GAAP measure, net loss per share:

	Three Months Ending March 31, 2016		Twelve Months Ending December 31, 2016
	High End	Low End	High End	Low End
Basic net loss per share	$(0.04)	$(0.08)	$—	$(0.15)
Share-based compensation	0.12	0.12	0.40	0.40
Amortization of intangible assets	0.03	0.03	0.10	0.10
Adjusted Basic EPS	$0.11	$0.07	$0.50	$0.35

	Three Months Ending March 31, 2016		Twelve Months Ending December 31, 2016
	High End	Low End	High End	Low End
Diluted net loss per share	$(0.04)	$(0.08)	$—	$(0.15)
Share-based compensation	0.12	0.12	0.38	0.38
Amortization of intangible assets	0.03	0.03	0.10	0.10
Adjusted Diluted EPS	$0.11	$0.07	$0.48	$0.33